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                                                                   EXHIBIT 10.13


                       JOINT DEVELOPMENT PROGRAM AGREEMENT


     This Agreement made effective as of the 28th day of July, 1994, between Acme Steel Company ("Acme") and SMS Schloemann-Siemag, AG ("SMS").

     WHEREAS, Acme has entered into an agreement of even date herewith with Raytheon Engineers & Constructors, Inc. ("Raytheon") for the construction of a Compact Strip Production Line ("CSP Plant"), Ladle Metallurgy Furnaces and Related Support and Ancillary Facilities (the "EPC Agreement"); and

     WHEREAS, SMS has entered into a contract of even date herewith with Raytheon to be the supplier of the CSP Plant (as defined in the CSP Plant Supply Agreement); and

     WHEREAS, Acme and SMS acknowledge that SMS (the inventor, designer, developer and manufacturer of the continuous thin-slab casting machine which is a part of SMS's CSP Plant) does not have casting, reheating and rolling experience with all of the grades and chemistries of steel products which Acme requires be produced on the CSP Plant; and

     WHEREAS, Acme has identified all of the grades and chemistries of steel products which Acme needs to produce on the CSP Plant in Acme's "Melt/Caster Grade Layout from Marketing Plan of 1/18/1993," a copy of which has previously been furnished to SMS and is annexed hereto and made a part hereof as Annex JDP-1; and

     WHEREAS, SMS has advised Acme that, based upon its current knowledge and experience, SMS expects all of the grades and chemistries of steel products referred to in Annex JDP-1 to be castable, reheatable and capable of being rolled on its continuous thin-slab casting machine; and

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     WHEREAS, SMS has agreed to undertake, in cooperation with Acme, a program to demonstrate the ability to cast, reheat and roll all of the grades and chemistries of steel products which Acme requires to be produced on the CSP Plant, and

     WHEREAS, Acme and SMS have identified the representative grades and chemistries of steel products which the parties agree shall be subject to the cooperative program to demonstrate the capability to cast, reheat and roll said steel products on the CSP Plant.

     NOW THEREFORE, the parties agree as follows:
     1.   DEFINITIONS.

     1.1 "Completion Date" shall have the meaning set forth in Section 3 hereof.

     1.2. "Improvement Patents" shall have the meaning set forth in Section 7 hereof.

     1.3 "Joint Development Program" shall mean a program pursuant to which Acme and SMS shall jointly participate to demonstrate the successful casting, reheating and rolling practices for the grades and chemistries of Acme steel products referred to as the "Representative Grades" in Annex JDP-2 which is attached hereto and by this reference made a part hereof.

     1.4 "Licensing Revenues" shall mean all payments in cash or in kind received by either Acme or SMS which are the result of the licensing and/or sale of Improvement Patents or Process Know-How developed during the Joint Development Program.
     1.5 "Process Know-How" shall have the meaning set forth in Section 8 hereof.
     1.6 Other Terms. Unless otherwise defined herein, capitalized terms which are not defined herein shall have the meanings given thereto in the EPC Agreement.

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     2.   JOINT DEVELOPMENT PROGRAM OBLIGATIONS.

     Acme and SMS shall cooperate with each other and each shall use their best efforts to perform and complete the Joint Development Program on or before the Completion Date.

     3.   COMPLETION DATE.

     3.1 The date for completion of the Joint Development Program for each "Representative Grade" identified in Annex JDP-2 shall be the earliest to occur of:
          a) a demonstration that such Representative Grade can be successfully cast, reheated and rolled on the CSP Plant to meet all of the surface, subsurface and macro (C/Co LESS THAN OR EQUAL TO 1.15) requirements applicable to such Representative Grade; or

          b) when Acme and SMS shall mutually agree that further joint efforts to develop casting/reheating/rolling practices for such Representative Grade would not be successful and should be terminated.

     3.2 The final Completion Date for the Joint Development Program shall be the earliest to occur of:

          a) upon demonstration that all Representative Grades can be successfully cast, reheated and rolled on the CSP Plant and achieve the Performance Guarantee in Exhibit K of the EPC Agreement;

          b) when Acme and SMS shall mutually agree that further efforts to develop casting/reheating/rolling practices for all remaining Representative Grades for which the same have not been demonstrated would not be successful and should be terminated; or

          c) eighteen (18) months following the Preliminary Acceptance Test (i.e., First Hot Coil date) of the CSP Plant as set forth in
               Article 7, Section 7.4 of the EPC Agreement, unless mutually extended by the parties.

     4.   PAYMENTS AND ROYALTIES.

     In consideration of the amounts paid by Acme to Raytheon, the acknowledgement that Raytheon has undertaken to pay consideration to SMS in connection with the EPC contract, and in consideration of the undertaking and license granted to Acme hereunder, the parties agree that

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SMS shall receive no additional compensation for its participation, undertakings and performance of its obligation under this Agreement, except as otherwise provided for herein.

     5.   JOINT DEVELOPMENT PROGRAM.


     5.1 It is agreed between Acme and SMS that the grades and chemistries of steel products referred to and identified as the "Representative Grades" in Annex JDP-2 shall be subject to the Joint Development Program pursuant to which Acme and SMS shall jointly participate to demonstrate that all of the grades and chemistries of steel products manufactured by Acme and identified as "Melted Grades (AISI)" and "LMF Grades" on Annex JDP-2 are capable of successful casting, reheating and rolling on the CSP Plant and will meet the Performance Guarantees set forth in Exhibit K of the EPC Agreement.

     5.2. The objective of this Joint Development Program shall be to achieve the Macro (C/Co LESS THAN OR EQUAL TO 1.15) and Surface and Subsurface results of the Reroller quality level specified in Appendix B of the Technical Report of said Exhibit K at a casting speed of at least 4 meters per minute with breakouts not exceeding 0.9% for all of the Representative Grades. A test and evaluation of each Representative Grade shall be conducted on a single heat basis. If this preliminary test provides reasonable indications of castability, reheating and rolling performance, then a final demonstration test of performance and acceptance for each Representative Grade shall be conducted for a string of three (3) consecutive heats of steel of approximately 100 tons per heat for each Representative Grade (excluding head and tail). Castability shall be maintainable within a 20DEG. C superheat window (tolerance) from a mutually agreed minimum value with no increase in required maintenance of segment 1 and 2 rolls and bearings. The practices must prevent formation of bridges ("deckels") in the upper half of the mold, and corner cracking during bending and unbending.

                                        4

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     5.3. The procedures for conducting the Joint Development Program are as follows:

          a) A recommended starting practice shall be provided by SMS for Acme's review three months prior to first cast of each Representative Grade. The recommended starting practice shall be reviewed and agreed upon by the parties prior to ordering necessary consumables. Acme shall provide SMS with a proposed schedule for conducting Representative Grade qualification test casting, reheating and rolling procedures. Acme shall give SMS as much advance notice thereof as is reasonably practicable; however, Acme's proposed schedule may be modified by Acme as necessary to accommodate Acme's production requirements.

          b) The casting of each Representative Grade shall be performed with a representative(s) of Acme and SMS, when SMS desires, present to observe the melting, casting, reheating and rolling practices and the performance of any metallurgical analysis or inspection of the finished product.

          c) The demonstration of the successful casting, reheating and rolling of each Representative Grade shall be conducted in accordance with the flowchart annexed hereto and made a part hereof as Annex JDP-3.

          d) Acme and/or SMS may, at their option, use the services of such consultants and suppliers as they, in their sole determination, shall deem necessary or desirable to assist in the performance of their functions under the Joint Development Program. These consultants or any third party must sign a confidentiality agreement with the parties.

     5.4. Acme and SMS shall each bear their own costs associated with their participation in the Joint Development Program.

     6.   CONFIDENTIALITY.


     6.1 Acme and SMS acknowledge that during the Joint Development Program and their respective performances under this Agreement that each party will provide the other party with access to confidential, proprietary business, operating data, know-how and other trade data and information which is not a matter of public knowledge ("Proprietary Information"). Each party is willing to disclose their respective Proprietary Information to the other party, in confidence, for the purpose of carrying out the Joint Development Program. Each party agrees that it will

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not use the Proprietary Information of the other party for any other purpose, or disclose it to others without the prior written approval of the disclosing party; provided however, that Acme shall be entitled to use or disclose such Proprietary Information to third parties for the purpose of operating, maintaining or repairing the CSP Plant or any part thereof. Each party agrees to take the same precautions to prevent unauthorized disclosures of Proprietary Information of the other party as it does with respect to Proprietary
Information of its own which it deems confidential.  The provisions of this
Section 6 shall survive the termination of this Agreement.

     6.2 Each party covenants and agrees that it will, until a date ten (10) years from the final Completion Date take all reasonable steps to keep secret and confidential and not to use, except as licensed hereunder, all Proprietary Information and Process Know-How transmitted to it by the other party or developed by the parties, or any one of the parties, under this Agreement and will not divulge any of such information to any person or persons, firms or corporations without the express written consent of the other party.

     The provisions of this section shall not apply to any of the following:

     1. Information which either before or after the time its disclosure hereunder becomes a part of the public literature without violation of the provisions hereof.

     2. Information which was in the other party's possession at the time of its disclosure to the other party by the disclosing party hereunder and was not acquired directly or indirectly from the disclosing party.

     3. Information which was received by the other party after the time of its disclosure by the disclosing party hereunder, but from a third party who did not require the recipient to hold it in secrecy or confidence and who did not acquire it, directly or indirectly, from the disclosing party, its employees, agents or representatives.

          For the purposes of the provisions of this section, information disclosed by either party under this Agreement, shall not be deemed to be in the public literature or in the prior possession of the other party received from a third party merely because it is embraced by more general information in the public literature or more general information in the prior possession of the other party.

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     7.   IMPROVEMENT PATENTS.

     7.1 The parties acknowledge that in their respective performance of the Joint Development Program the parties, individually or jointly, may develop improvements which may be deemed to be an extension of, or an improvement to, existing patents covering the CSP Plant and currently owned by SMS ("Improvement Patents").

     7.2 The parties agree that SMS shall be responsible for the preparation, filing and prosecution of all applications for and/or Letters Patent in the United States and all other countries for which the same may be obtained which are developed during the Term of this Agreement, whether as a result of the individual or joint efforts of the parties.

     7.3 Acme agrees that it will: i) execute and deliver an assignment of the entire right, title and interest in, to and under any and all such inventions and improvements, all applications for or Letters Patent therefore; ii) execute and deliver application papers for Letters Patent in any and all countries for any and all such inventions and improvements; iii) execute and deliver any and all other papers and documents, including assignments, affidavits and oaths of facts within its knowledge, as may be reasonably necessary to convey or to vest in SMS the rights, titles, benefits, interests and privileges intended to be conveyed; and iv) aid and assist SMS in the prosecution or defense of any interference or litigation involving any and all of said Improvement Patents; provided, however, that all of the foregoing services of Acme and/or its employees shall be rendered without cost or expense to Acme and/or its employees.

     7.4  SMS shall retain ownership rights to all Improvement Patents.

     7.5 SMS shall have the right to license the Improvement Patents developed by the parties during the Joint Development Program to customers of SMS subject to the following terms and conditions:

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          a)   North America (i.e., Canada, Mexico and United States of
               America):

               i) SMS agrees that it shall not offer to license, license, sell or otherwise authorize the use of Improvement Patents to any entity in North America which purchased a CSP Plant from SMS prior to the effective date on which Acme and SMS entered into this Agreement for a period of five (5) years following the final Completion Date provided in Section 3.2 herein;

               ii) SMS agrees that it shall not offer to license, license, sell, or otherwise authorize the use of said Improvement Patents to any entity which shall purchase a CSP Plant from SMS for a two (2) year period following the Completion Date of the Joint Development Program; and

               iii) Acme shall have no right to license, or sell, the
                    Improvement Patents.

               iv) A target pricing, licensing or sales and marketing strategy shall be jointly developed by SMS and Acme within six (6) months prior to the Completion Date.

               v) SMS shall license, or sell, the Improvement Patents developed pursuant to and during the Joint Development Program to customers of SMS using forms of licensing, or sales agreements as it deems reasonable from time to time.

               vi) SMS shall pay Acme fifty percent (50%) of the Licensing Revenues it receives from the licensing or sale of Improvement Patents for a period of five (5) years after the final Completion Date.

               vii) During the Term of this Agreement, Acme will, as reasonably requested by SMS, cooperate with efforts by SMS to market and promote the Improvement Patents, provided, however, that SMS shall reimburse Acme for all reasonable expenses incurred by Acme in connection with such efforts.

              viii) Five (5) years after the Completion Date, SMS shall be entitled to market, promote, offer to license, license, sell, or otherwise authorize the use of the Improvement Patents to any entity in North America free and clear of all restrictions and obligations, including the sharing of Licensing Revenues, under this Agreement.

          b)   All countries other than countries in North America:

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               i)   SMS agrees that it shall not offer to license, license,
                    sell, or otherwise authorize the use of Improvement Patents to any entity outside of North America for a period of six
                    (6) months after the Completion Date.

               ii) Six (6) months after the Completion Date, SMS shall be entitled to market, promote, offer to license, license, sell or otherwise authorize the use of the Improvement Patents to any entity outside of North America free and clear of all restrictions and obligations, including the sharing of Licensing Revenues, under this Agreement.

     8.   GRANTS BY SMS.

     8.1 SMS hereby grants to Acme a non-exclusive, non-cancellable, perpetual, irrevocable, royalty-free, paid-up, non-transferable license under SMS Patents and Rights (including Improvement Patents) to manufacture steel products of the types currently manufactured by Acme (the "Products") in the United States and to use SMS Patents and Rights in the United States in the manufacture, use and sale of Products.

     8.2 SMS hereby agrees that it will not assert any patent relating to the manufacture of Products, in such a manner as to interfere with Acme's use and sale of Products produced in the United States.

     9.   PROCESS KNOW-HOW.

     9.1 The parties acknowledge that in the execution of the Joint Development Program the parties, individually or jointly, may develop new, proprietary and secret adaptations, concepts, ideas, improvements, methods, processes and or technologies which are unpatentable or unpatented, or practices, procedures or processes relating to the successful casting, heating and rolling of the Representative Grades of steel products ("Process Know-How").

     9.2 Acme and SMS shall jointly own the rights to the Process Know-How developed during the Joint Development Program. For this reason, the rights to the Process Know-How

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may not be disclosed, licensed, or otherwise transferred except as permitted under this Agreement.

     9.3 SMS shall have the right to license Process Know-How developed by the parties during the Joint Development Program to customers of SMS subject to the following terms and conditions:

          a)   North America (i.e., Canada, Mexico and United States of
               America):

               i) SMS shall not disclose, offer to license, license, sell or otherwise authorize the use of Process Know-How to any entity in North America for a period of five (5) years following the final Completion Date provided for in Section
                    3.2 herein.

               ii)  At the end of the five (5) year period provided for in
                    Section 9.3(a)(i) above, SMS shall be entitled to promote, market, offer to license, license, sell, disclose or otherwise authorize the use of Process Know-How to any entity in North America free and clear of all restrictions and obligations, including the sharing of Licensing Revenues, under this Agreement.

          b)   All countries other than countries in North America:

               i) SMS shall not disclose, offer to license, license, sell or otherwise authorize the use of Process Know-How to any entity in any country outside of North America for a period of six (6) months following the Completion Date provided for herein.

               ii) Following the six (6) month period referred to in Section 9.3(b)(i) above, SMS shall be entitled to promote, market, offer to license, license, sell, disclose or otherwise authorize the use of Process Know-How to any entity outside of North America.

               iii) SMS shall pay Acme fifty percent (50%) of the Licensing
                    Revenues it receives from the disclosure, licensing and/or sale of Process Know-How in all countries other than North America for a period of five (5) years commencing six (6) months after the final Completion Date.

               iv) Acme will, as reasonably requested by SMS, cooperate with efforts by SMS to market and promote the licensing and sale of Process Know-How during the Term of this Agreement, provided

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                    however, that SMS shall reimburse Acme for all reasonable
                    expenses incurred by Acme in connection with such efforts.

               v) Following the five (5) year period referred to in Section 9.3(b)(iii) above, SMS shall be entitled to market, promote, offer to license, license, sell or otherwise authorize the use of Process Know-How to any entity free and clear of all restrictions and obligations, including the sharing of Licensing Revenues, under this Agreement.

               vi) A target pricing, licensing or sales and marketing strategy shall be jointly developed by SMS and Acme within six (6) months prior to the Completion Date.

     9.4 Acme shall have the right to promote, market, offer to license, license, sell or otherwise authorize the use of Process Know-How anywhere in the world, subject to the following terms and conditions: i) Acme shall pay SMS fifty percent (50%) of the Licensing Revenues it receives from the disclosure, licensing and/or sale of Process Know-How to any entity, worldwide, for a period of five (5) years commencing after the final Completion Date.

     10.  TERM OF AGREEMENT.

     10.1 This Agreement shall commence as of the effective date first stated above and shall terminate six (6) months after the final Completion Date for the Joint Development Program, provided, however, that obligations and rights with respect to Licensing Revenues in Sections 7 and 9 and the Confidentiality obligations in Section 6 shall survive the Term of this Agreement.

     10.2 Acme and SMS acknowledge that Acme's purchase of the CSP Plant is based on SMS's determination that all of Acme's steel product grades and chemistries identified in Annex JDP-1 are capable of being cast, reheated and rolled on the CSP Plant; therefore, SMS shall not abandon or terminate its participation in the Joint Development Program prior to the end of the Term of this Agreement without Acme's prior written consent.

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     11.  GAIN SHARING.

     The parties acknowledge they have entered into this cooperative Joint Development Program with reasonable expectations, but with recognized risks, that the Representative Grades of steel products can be cast, reheated and rolled on the CSP Plant and achieve the Performance Guarantees set forth in Exhibit K of the EPC Contract. In recognition of the foregoing and to provide both parties with additional incentives to successfully complete the Joint Development Program, the parties agree as set forth below.

     11.1 JOINT DEVELOPMENT PROGRAM BONUS. For each Representative Grade of steel products which SMS can successfully demonstrate is capable of being cast, reheated and rolled on the CSP Plant and achieves the Performance Guarantees in said Exhibit K, Acme shall pay SMS the Gain Sharing bonus specified in Annex JDP-4, attached hereto and made a part hereof.

     11.2 JOINT DEVELOPMENT PROGRAM PENALTY. For each Representative Grade of steel products which SMS shall fail to successfully demonstrate as capable of being cast, reheated and rolled on the CSP Plant to achieve the Performance Guarantees in said Exhibit K, SMS shall pay Acme the Gain Sharing Penalty specified in Annex JDP-4.

     11.3 GAIN SHARING PAYMENT SCHEDULE. The payments of Gain Sharing Bonus and Penalty incentives shall be netted and the balance due and owing to either party, if any, shall be paid to the party entitled to such net amount within sixty (60) days after the Completion Date.

     12.  MISCELLANEOUS.

     12.1 COMPLETE UNDERSTANDING; AMENDMENT; GOVERNING LAW. This Agreement constitutes the entire agreement between the parties; no amendment shall be

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binding upon the parties unless made in a writing executed by both parties; and, it shall be governed by the laws of the State of Illinois, United States of America.

     12.2 ASSIGNMENT. The rights and obligations of SMS under this Agreement may not be assigned or delegated without the prior written consent of Acme. Acme may assign its rights and obligations under this Agreement, subject to SMS's prior written consent, which consent shall not be unreasonably withheld.

     12.3 INDEMNIFICATION. SMS agrees to indemnify and hold Acme harmless from any loss, cost or expense claimed by third parties for property damage and/or bodily injury, including death, caused by the negligence of SMS, its agents or employees, in connection with its performance under this Agreement.

     12.4 INSURANCE. SMS shall, at its own expense, procure and maintain in full force and effect during the Term of this Agreement the following policies of insurance, satisfactory to Acme as to form and limits of liability, as follows:

          i) WORKER'S COMPENSATION AND ALL OTHER SOCIAL INSURANCE. In accordance with the statutory requirements of the State having jurisdiction over SMS's employees engaged in performance of Work, Employer's Liability Insurance with a limit of not less than $1,000,000.

          ii) COMPREHENSIVE GENERAL LIABILITY AND AUTOMOTIVE LIABILITY INSURANCE. Comprehensive general bodily injury and property damage liability and automotive liability insurance with a combined single limit of $10,000,000 for each occurrence and in the aggregate. This policy shall include Contractual Liability Coverage. Acme shall be named as an additional insured (or co-insured) party under such insurance policy but only to the extent of, arising out of or in any way connected with SMS's performance under this Agreement.

     12.5 FORCE MAJEURE. The fulfillment by the parties of the terms and conditions of this Agreement is subject to force majeure. Neither SMS nor Acme shall incur any liability to the other for any failure or delay in fulfilling any of the terms and conditions hereunder which

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it is obligated to perform due to any cause beyond such party's control, including, but not limited to, acts of God, war, fire, floods, strikes, sabotage, civil commotion or riots.

     12.6 TERMINATION DEFAULT.

          i) In the event of failure or default by SMS or Acme to perform any of the terms covenants or provisions of this Agreement to be done and performed by either of them, then, the other shall have thirty (30) days after the giving of written notice of such default within which to correct such default. If such default is not corrected within such thirty (30) day period after notice as aforesaid, the non defaulting party shall have the right, at its option, to cancel and terminate this Agreement and the licenses granted hereunder; provided, however, that such termination shall not constitute a waiver of the right of SMS to any sums due and payable by Acme at the time of such termination.

          ii) Either party shall have the right, at its option, to cancel and terminate this Agreement and the licenses granted hereunder in the event the other party shall become involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business.

          iii) Termination of this Agreement shall not affect the rights or obligations of either party arising out of the provisions of Sections 4, 6, 7, 8, 9 and 12.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the day and year first written above.

ACME STEEL COMPANY                     SMS SCHLOEMANN-SIEMAG, A.G.


                                            /s/ Wolfgang Hennig
By:  /s/ Gary S. Lucenti               By:  /s/ Reinhard A. Leuker
   ----------------------------           -------------------------------------

                                                 Wolfgang Hennig
Name:  Gary S. Lucenti                 Name:     Reinhard A. Leuker
     --------------------------             -----------------------------------

                                       Title: Head of Department-Sales Manager
Title:    President                            CSP Plants
      ----------------------------           ----------------------------------

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                                                       Annex JDP-1



This exhibit is a chart of steel mill products by chemistry, grade, tons and quality specifications.

                                                       Annex JDP-2



This exhibit is a chart of the Joint Development grades of steel products by industry and Ladle Metallurgy furnace grade specifications.

                                                       Annex JDP-3



The flowchart shows the sequence and milestones that are passed in the development process. The scope of the CSP Grade Development flowchart begins after the decision to develop the next grade has been made. It continues until that grade's development is completed. The steps in the process are:

     1.   Selection of the operating and liquid steel process targets.
     2.   Selection of allowed variation of process variables
     3.   Selection of target products from the order book
     4.   Selection of required test sand pass\fail criteria
     5.   Selection of downstream processing
     6.   Logic for optimization and anomaly resolution





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                                                       Annex JDP-4

This exhibit is a chart depicting the maximum bonus and penalty amounts, by Joint Development Program grades, tons and percentage of total tons under the Joint Development Programs Gainsharing provisions.